UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2020

Cinemark USA, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	033-47040	75-2206284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Suite 500, Plano, Texas 75093

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972.665.1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Notes Offering

On April 20, 2020, Cinemark USA, Inc. (“Cinemark USA”) completed the offering of $250 million aggregate principal amount of its 8.750% Senior Secured Notes due 2025 (the “Notes”). The Notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been, and are not required to be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. The Notes were issued pursuant to an indenture (the “Indenture”) dated April 20, 2020 among Cinemark USA, certain subsidiary guarantors of Cinemark USA (the “Guarantors”) and Wells Fargo Bank, N.A., a national banking corporation, as trustee and collateral agent. The net proceeds from the offering will be used for general corporate purposes, including further increasing liquidity.

Cinemark USA’s obligations under the Notes are fully and unconditionally guaranteed on a joint and several senior basis by the Guarantors that guarantee, assume or in any other manner become liable with respect to any indebtedness of Cinemark USA or any Guarantor. If Cinemark USA cannot make payments on the Notes when they are due, the Guarantors must make them instead. The Notes and the guarantees will be Cinemark USA’s and the Guarantors’ senior obligations and will be secured, subject to permitted liens, by a first-priority lien on certain of Cinemark USA’s leasehold interests in real property and the proceeds thereof (the “Collateral”). The Notes and the guarantees of the Notes are the senior obligations of Cinemark USA and the Guarantors and (i) rank effectively senior in right of payment to all of the existing and future debt of Cinemark USA and the Guarantors that is not secured by the Collateral, including all of Cinemark USA’s obligations under the Credit Agreement (as defined below), and unsecured obligations, including Cinemark USA’s existing senior notes, in each case to the extent of the value of the Collateral, (ii) rank effectively junior to Cinemark USA’s and the Guarantors’ existing and future debt secured by assets that are not part of the Collateral to the extent of the value of the collateral securing such debt, including all obligations under the Credit Agreement, (iii) otherwise rank equally in right of payment to Cinemark USA’s and the Guarantors’ existing and future senior debt, including debt under the Credit Agreement and Cinemark USA’s existing senior notes, (iv) rank senior in right of payment to all future subordinated debt of Cinemark USA and the Guarantors and (v) are structurally subordinated to all existing and future debt and other liabilities of Cinemark USA’s non-guarantor subsidiaries.

The Notes will mature on May 1, 2025; provided, however, that if (i) on September 13, 2022, the aggregate outstanding principal amount of Cinemark USA’s 5.125% Senior Notes due 2022 that shall not have been purchased, repurchased, redeemed, defeased or otherwise acquired, retired, cancelled or discharged exceeds $50.0 million, the Notes will mature on September 14, 2022 and (ii) on February 27, 2023, the aggregate outstanding principal amount of Cinemark USA’s 4.875% Senior Notes due 2023 that shall not have been purchased, repurchased, redeemed, defeased or otherwise acquired, retired, cancelled or discharged exceeds $50.0 million, the Notes will mature on February 28, 2023.

Pursuant to the Indenture, interest on the Notes accrues at a rate of 8.750% per annum and is payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2020.

Cinemark USA has the option to redeem all or a part of the Notes at any time on or after May 1, 2022 at redemption prices specified in the Indenture. In addition, prior to May 1, 2020, Cinemark USA may redeem up to 40% of the aggregate principal amount of Notes with funds in an amount equal to the net proceeds of certain equity offerings at a redemption price equal to 108.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, so long as at least 60% of the principal amount of the Notes issued under the Indenture (including any additional notes) remains outstanding immediately after each such redemption. Prior to May 1, 2022, Cinemark USA has the option to redeem all or any portion of the Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest on the Notes, if any, plus a make-whole premium. Additionally, if the Notes are accelerated or otherwise become due prior to their stated maturity, in each case as a result of an event of default, the applicable optional redemption premium shall become due and payable as if such acceleration gave rise to an optional redemption of the Notes.

The Indenture limits Cinemark USA’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make certain investments; (iv) consummate certain asset sales; (v) engage in certain transactions with affiliates; (vi) grant or assume certain liens; and (vii) consolidate, merge or transfer all or substantially all of their assets. These covenants are subject to a number of important qualifications and exceptions as described in the Indenture. Additionally, upon the occurrence of a Change of Control (as defined in the Indenture), Cinemark USA must offer to repurchase all of the Notes for a cash payment equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, thereon to the repurchase date. The Indenture also provides for customary events of default.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.1 hereto and is incorporated by reference herein.

Eighth Amendment and Waiver to Credit Agreement

On April 17, 2020, Cinemark USA entered into an Eighth Amendment and Waiver to Amended and Restated Credit Agreement (the “Amendment and Waiver”), which amended and modified the Amended and Restated Credit Agreement dated as of December 18, 2012, among Cinemark Holdings, Inc., Cinemark USA, the several banks and other financial institutions party thereto, Barclays Bank PLC, as administrative agent, and the other agents party thereto (as amended, supplemented or otherwise modified, the “Credit Agreement”) to, among other things, waive the covenant under Section 7.1 of the Credit Agreement that, at any time that any revolving loans are outstanding under the Credit Agreement, the consolidated net senior secured leverage ratio not exceed 4.25 to 1.00 for any period of four consecutive fiscal quarters for the fiscal quarters ending September 30, 2020 and December 31, 2020, subject to certain conditions and covenants set forth therein, including (i) the requirement to maintain a minimum liquidity of at least $100 million and (ii) additional limitations on the ability to make certain restricted payments, investments, and debt repayments that would otherwise have been permitted by the Credit Agreement.

The description of the Amendment and Waiver herein is qualified in its entirety by reference to the full text of such Amendment and Waiver, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Form 8-K concerning the Indenture, the Notes, the guarantees thereof and the Amendment and Waiver is hereby incorporated into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Exhibit Description
4.1	Indenture, dated as of April 20, 2020, among Cinemark USA, Inc., the Guarantors named therein and Wells Fargo Bank, N.A., as trustee and collateral agent.
10.1

Eighth Amendment and Waiver to the Amended and Restated Credit Agreement, dated as of April 17, 2020, by and among Cinemark Holdings, Inc., Cinemark USA, Inc., the several banks and other financial institutions party thereto, Barclays Bank PLC, as administrative agent, and the other agents party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK USA, INC.

Date: April 20, 2020	By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Executive Vice President - General Counsel and Secretary